Exhibit 99.1

iBio Reports Q1 Fiscal Year 2027 Financial Results and Provides Corporate Update

Presented additional preclinical data supporting IBIO-610’s potential to drive fat selective weight loss in combination with GLP-1 therapy

Completed dosing in the single ascending dose portion of the Phase 1 clinical trial of IBIO-600

Plans to participate in upcoming scientific and investor conferences

SAN DIEGO, November 10, 2026 -- iBio, Inc. (NASDAQ: IBIO), a clinical-stage biotechnology company developing long-acting antibody therapeutics for obesity, cardiometabolic and cardiopulmonary diseases, today announced its financial results for the first quarter of fiscal year 2027, ended September 30, 2026, and provided a corporate update on its progress.

“This was a quarter of focus and execution as we advanced our portfolio of long-acting antibody therapeutics designed to address important challenges in obesity care,” said Martin Brenner, DVM, Ph.D., Chief Executive Officer and Chief Scientific Officer of iBio. “The data presented at EASD strengthen our conviction in IBIO-610’s potential to deliver high-quality weight loss and provide important preclinical validation as we advance toward an IND-equivalent filing by the end of 2026, with plans to initiate first-in-human studies in the first half of 2027. We also anticipate advancing IBIO-600 in the multiple ascending dose portion of the Phase 1 trial in the first quarter of 2027 and progressing our preclinical programs that aim to address the entire spectrum of cardiometabolic disease care. Together, this progress brings us closer to our broader goal of helping people living with obesity achieve high-quality weight loss and better long-term health.”

First Fiscal Quarter 2027 & Recent Corporate Updates

•

Presented additional preclinical body composition data from a study of IBIO-610, iBio’s long-acting Activin E antibody, in obese non-human primates (NHPs) at the European Association for the Study of Diabetes (EASD) Annual Meeting on October 1st.

o

At week eight, fat accounted for 93% of the weight lost by NHPs receiving IBIO-610 in combination with semaglutide, compared with 77% for NHPs receiving semaglutide alone. Lean mass accounted for 6% and 22% of weight lost, respectively.

o	These preclinical findings further support the potential of IBIO-610 to improve body composition, both as a standalone therapy and in combination with GLP-1 receptor agonists.
o	iBio expects to initiate first-in-human trials of IBIO-610 in the first half of 2027.
•

Completed dosing in the single ascending dose (SAD) portion of the first-in-human Phase 1 clinical trial of IBIO-600, iBio’s long-acting anti-myostatin antibody being developed to preserve muscle and improve body composition.

o	iBio anticipates interim Phase 1 data of the SAD study in the first quarter of 2027.
o	The multiple ascending dose portion of the Phase 1 clinical trial is anticipated to start in the first quarter of 2027.
•	Plans to participate in upcoming scientific and investor conferences, including:
o	Guggenheim Healthcare Innovation Conference: November 9-11, 2026
o	ObesityWeek 2026: November 14-17, 2026
o	Protein & Antibody Engineering (PEGS) Europe 2026: November 16-19, 2026
o	Jefferies Global Healthcare Conference: November 16-19, 2026
o	Piper Sandler 38th Annual Healthcare Conference: December 1-3, 2026
o	Amylin-Based Therapeutics Summit: December 1-3, 2026

Financial Results

•	Revenues for the three months ended September 30, 2026 were approximately $1.1 million, an increase of $1.0 over the $0.1 million in revenue for the three months ended September 30, 2025.
•

Research and Development (“R&D”) expenses for the three months ended September 30, 2026 and 2025 were approximately $6.7 million and $3.6 million, respectively, an increase of approximately $3.1 million or approximately 87%. The increase in R&D expenses is primarily due to increased spending of approximately $2.6 million for consultants and outside services supporting our R&D efforts, including the IBIO-600 Phase 1 human clinical trial, NHP studies and CMC activities, and an increase of approximately $0.3 million in personnel costs as a result of advancing research activities for our IBIO-600, IBIO-610, and IBIO-800 programs and other preclinical pipeline assets.

•

General and Administrative expenses for the three months ended September 30, 2026 and September 30, 2025, were approximately $2.8 million and $2.5 million, respectively, an increase of approximately $0.3 million or approximately 10%. The increase is primarily attributable to an increase in personnel costs and legal fees.

•	iBio held cash and cash equivalents and investments in debt securities of approximately $76.7 million as of September 30, 2026.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a clinical-stage biotechnology developing long-acting antibody therapeutics for obesity, cardiometabolic and cardiopulmonary diseases, cancer, and other hard-to-treat diseases. Combining advanced antibody engineering with AI-driven discovery, iBio is advancing a differentiated pipeline designed to deliver sustained therapeutic effects and address significant unmet medical needs. iBio’s mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.

For more information, visit www.ibioinc.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, statements regarding IBIO-610’s potential to deliver high-quality weight loss and provide important preclinical validation; iBio advancing toward an IND-equivalent filing for IBIO-610 by the end of 2026, with plans to initiate first-in-human studies in the first half of 2027; advancing IBIO-600 in the multiple ascending dose portion of the Phase 1 trial in the first quarter of 2027 and progressing iBio’s preclinical programs that aim to address the entire spectrum of cardiometabolic disease care; iBio helping people living with obesity achieve high-quality weight loss and better long-term health; the potential that adding IBIO-610 to GLP-1 therapy may improve the quality of weight loss by increasing the proportion of weight lost from fat while preserving muscle; initiating first-in-human trials of IBIO-610 in the first half of 2027; anticipated interim Phase 1 data of the SAD study in the first quarter of 2027; the multiple ascending dose portion of the Phase 1 clinical trial for IBIO-600 anticipated to start in the first quarter of 2027; and iBio’s planned participation in upcoming conferences. These statements reflect iBio’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks associated with meeting anticipated timelines, including an IND-equivalent filing for IBIO-610 by the end of 2026, initiating first-in-human studies in the first half of 2027, advancing IBIO-600 in the multiple ascending dose portion of the Phase 1 trial in the first quarter of 2027, initiating first-in-human trials of IBIO-610 in the first half of 2027 and the multiple ascending dose portion of the Phase 1 clinical trial for IBIO-600 starting in the first quarter of 2027 clinical trial enrollment and execution, the possibility that preclinical findings will not be replicated in humans, product development and regulatory approval, and the other risks described in iBio’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2026, and subsequent filings.

Forward-looking statements speak only as of the date of this release. iBio undertakes no obligation to update them except as required by law.

Investor Contact

Matt Beck
astr partners
matthew.beck@astrpartners.com
(917) 415-1750

Media Contact

Jason Braco, Ph.D.
Valence Communications
jason@valencecomms.com

iBio, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2026	2025

Revenue	$1,075	$100

Operating expenses:
Research and development	6,650	3,550
General and administrative	2,763	2,501
Total operating expenses	9,413	6,051

Operating loss	(8,338)	(5,951)

Other income (expense):
Interest income	787	265
Interest expense	—	(34)
Total other income	787	231

Net loss before income taxes	(7,551)	(5,720)

Income tax expense	—	—

Net loss	$(7,551)	$(5,720)

Comprehensive loss:
Net loss	$(7,551)	$(5,720)
Other comprehensive loss - unrealized loss on debt securities	(78)	(15)

Comprehensive loss	$(7,629)	$(5,735)

Loss per common share - basic and diluted	$(0.05)	$(0.11)

Weighted-average common shares outstanding - basic and diluted - see Note 16	151,574	52,981

iBio, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	June 30,
	2026	2026
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,435	$56,395
Accounts receivable - trade, net of allowance for credit losses of $65 as of September 30, 2026 and June 30, 2026	125	—
Investments in debt securities (adjusted cost $31,342 and $31,689 as of September 30, 2026 and June 30, 2026, respectively - see Note 6)	31,219	31,644
Promissory note receivable and accrued interest	1,124	1,104
Prepaid expenses and other current assets	3,336	3,078
Total Current Assets	81,239	92,221

Restricted cash	228	228
Operating lease right-of-use asset, net of accumulated amortization	1,566	1,667
Fixed assets, net of accumulated depreciation	3,021	3,086
Intangible assets, net of accumulated amortization	2,570	1,825
Prepaid expenses - noncurrent	—	73
Security deposits	27	10
Total Assets	$88,651	$99,110

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,409	$4,423
Accrued expenses	3,404	5,626
Operating lease obligation - current portion	561	546
Contract liabilities	200	1,150
Total Current Liabilities	8,574	11,745

Operating lease obligation - net of current portion	1,507	1,652
Total Liabilities	10,081	13,397

Stockholders’ Equity
Preferred Stock - $0.001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding (see Note 15)	—	—
Common Stock - $0.001 par value; 275,000,000 shares authorized; 64,307,256 and 55,698,561 shares issued and outstanding as of September 30, 2026 and June 30, 2026, respectively (see Note 15)	64	56
Additional paid-in capital	451,448	450,970
Accumulated other comprehensive loss	(123)	(45)
Accumulated deficit	(372,819)	(365,268)
Total Stockholders’ Equity	78,570	85,713
Total Liabilities and Stockholders’ Equity	$88,651	$99,110